EXHIBIT 3.2

BYLAWS

OF

WORLD WIDE RELICS INC.

(the"Corporation")

ARTICLE I: MEETINGS OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.

SECTION 2 - SPECIAL MEETINGS

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

SECTION 3 - PLACE OF MEETINGS

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.

SECTION 4 - NOTICE OF MEETINGS

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten (10) days prior to the meeting.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

SECTION 5 - ACTION WITHOUT A MEETING

Unless  otherwise  provided by law, any action required to be taken at a meeting of the shareholders,  or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders  representing a majority of the shares entitled to vote at such a meeting,  except  however,  if a different proportion of voting power is required by law, the Articles of  Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

SECTION 6 - QUORUM

a)   No business,  other than the election of the chairman or the adjournment of the meeting,  will be transacted at an annual or special  meeting  unless a quorum of  shareholders,  entitled  to attend  and vote,  is present at the commencement of the meeting,  but the quorum need not be present throughout the meeting.

b)   Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.

c)   If within  half an hour from the time  appointed  for an annual or  special meeting a quorum is not  present,  the meeting  shall stand  adjourned to a day, time and place as determined by the chairman of the meeting.

SECTION 7 - VOTING

Subject  to a special  voting  rights  or  restrictions  attached  to a class of shares,  each shareholder  shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation,  whether  represented in person or by proxy.

SECTION 8 - MOTIONS

No motion proposed at an annual or special meeting need be seconded.

SECTION 9 - EQUALITY OF VOTES

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

SECTION 10 - DISPUTE AS TO ENTITLEMENT TO VOTE

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

SECTION 11 - PROXY

a)   Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy.  A form of proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing, or, if the appointer is a corporation, either under  the  seal of the corporation or under the hand of a duly authorized  officer or attorney. A proxyholder need not be a shareholder of the Corporation.

b)   A form of proxy and the power of attorney or other authority, if any, under which it is signed or a  facsimiled  copy  thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the  notice convening the meeting.  In addition to any other  method of  depositing  proxies  provided  for in these  Bylaws,  the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for  depositing  the proxies not exceeding 48 hours  (excluding  Saturdays, Sundays and holidays)  preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II: BOARD OF DIRECTORS

SECTION 1 - NUMBER, TERM, ELECTION AND QUALIFICATIONS

a)   The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors.  The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)   The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. Thereinafter, Directors will be elected at the annual meeting  of shareholders  and  shall  hold  office  until  the  annual  meeting  of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)   A casual vacancy occurring in the Board may be filled by the remaining Directors.

d)   Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that    meeting.  So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)   A  Director  is  not  required  to  hold a  share  in  the  capital  of the Corporation as qualification for his or her office.

SECTION 2 - DUTIES, POWERS AND REMUNERATION

a)   The Board of Directors shall be responsible for the control and management of the business and affairs, property and interest of the Corporation, and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)   The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 3 - MEETINGS OF DIRECTORS

a)   The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b)   The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting vote. Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c)   A Director may participate in a meeting of the Board or of a committee of the Directors using conference telephones or other communications facilities by which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation.  A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed. Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)   A Director may, and the Secretary on request of a Director shall, call a meeting of the Board.  Reasonable  notice of the  meeting  specifying  the place, day and hour of the meeting must be given by mail,  postage prepaid, addressed to each of the Directors and alternate  Directors at his or her address as it appears on the books of the  Corporation  or by leaving it at his or her usual business or residential address or by telephone, facsimile or other  method  of  transmitting  legibly  recorded  messages.  It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e)   A Director of the Corporation may file with the Secretary a document executed by him waiving notice of a past,  present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f)   The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g)   The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)   All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director, will, notwithstanding  that it be afterwards discovered  that there was some  defect in the qualification,  election or appointment  of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed  and was qualified to be a  Director.

i)   A resolution consented to in writing,  whether by facsimile or other method of transmitting  legibly recorded  messages,  by all of the Directors is as valid as if it had been  passed at a meeting of the  Directors  duly called and held. A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing.  A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)   All Directors of the Corporation shall have equal voting power.

SECTION 4 - REMOVAL

One or more or all the  Directors  of the  Corporation  may be  removed  with or without cause at any time by a vote of two-thirds of the  shareholders  entitled to vote  thereon,  at a special  meeting  of the  shareholders  called  for that purpose.

SECTION 5 - COMMITTEES

a)   The Directors may from time to time by resolution  designate from among its members one or more committees, and alternate members thereof, as they deem desirable,  each  consisting of one or more  members,  with such powers and authority  (to the  extent  permitted  by law and these  Bylaws)  as may be provided  in such resolution.  Each  such  committee  shall  serve  at the   pleasure of the Board of Directors and unless  otherwise stated by law, the Certificate of Incorporation  of the Corporation or these Bylaws,  shall be governed by the rules and regulations  stated herein regarding the Board of Directors.

b)   Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require. The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III: OFFICERS

SECTION 1 - NUMBER, QUALIFICATION, ELECTION AND TERM OF OFFICE

a)   The  Corporation's  officers  shall have such titles and duties as shall be stated in these Bylaws or in a resolution  of the Board of Directors  which is not  inconsistent  with these  Bylaws.  The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)   The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

c)   Each  officer  shall hold office  until the annual  meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

SECTION 2 - RESIGNATION

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

SECTION 3 - REMOVAL

Any officer  appointed  by the Board of  Directors  may be removed by a majority vote of the Board,  either with or without cause,  and a successor  appointed by the Board at any time,  and any officer or  assistant  officer,  if appointed by another officer, may likewise be removed by such officer.

 SECTION 4 - REMUNERATION

The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 5 - CONFLICT OF INTEREST

Each officer of the Corporation  who holds another office or possesses  property whereby, whether directly or indirectly, duties or interests might be created in conflict  with his or her duties or interests  as an officer of the  Corporation shall, in writing,  disclose to the President the fact and the nature, character and extent of the conflict.

ARTICLE V: SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK

a)   The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b)   Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile  signature  has been  placed  upon such  certificate, shall have ceased to be such  officer  before such  certificate  is issued,  it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c)   If the Corporation  issued  uncertificated shares as provided for in these Bylaws, within a  reasonable  time after the  issuance or transfer of such uncertificated  shares, and at least annually  thereafter,  the Corporation shall send the  shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d)   Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)   If a share certificate:

     (i)  is worn out or defaced,  the Directors shall,  upon production to them of the  certificate  and upon such other  terms,  if any,  as they may think  fit,  order the  certificate  to be  cancelled  and issue a new certificate;

     (ii) is lost,  stolen or  destroyed,  then upon  proof  being  given to the satisfaction  of the  Directors and upon and  indemnity,  if any being given, as the Directors think adequate, the Directors shall issue a  new certificate; or

     (iii) represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

SECTION 2 - TRANSFERS OF SHARES

a)   Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly  endorsed,  with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may  reasonably  require, and the payment of all stock transfer taxes due thereon.

b)   The  Corporation  shall be  entitled  to treat the  holder of record of any share or  shares  as the  absolute  owner  thereof  for all  purposes  and, accordingly,  shall not be bound to recognize any legal, equitable or other claim to, or  interest  in,  such  share or shares on the part of any other person,  whether or not it shall  have  express  or other  notice  thereof, except as otherwise expressly provided by law.

SECTION 3 - RECORD DATE

a)   The  Directors  may fix in  advance a date,  which must not be more than 60 days permitted by the preceding the date of a meeting of  shareholders or a class of shareholders, or of the payment of a dividend or of the proposed  taking of any other proper  action   requiring  the   determination  of shareholders as the record date for the  determination  of the shareholders    entitled  to  notice  of,  or to  attend  and  vote at,  a  meeting  and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these  Bylaws,  only  shareholders  of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)   Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

SECTION 4 - FRACTIONAL SHARES

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve,  will not be required to issue fractional  shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors,  fractional  interests in shares may be rounded to the nearest  whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for  cancellation by the Corporation for such  consideration as the Directors determine. The Directors  may  determine  the  manner in which fractional interests  in shares  are to be  transferred  and  delivered  to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the

Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders. Such setting aside is deemed to be payment to such  shareholders  for the  fractional  interests in shares not so delivered  which will  thereupon not be considered as  outstanding and such shareholders will not be considered to be shareholders of  the Corporation with respect thereto and will have no right except to receive payment of the money  so set aside and deposited upon delivery of  the certificates  for the  shares  held  prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

 ARTICLE VI: DIVIDENDS

a)   Dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b)   Shares  of one class or series  may not be  issued as a share  dividend  to shareholders of  another  class  or  series  unless  such  issuance  is in accordance with the Articles of Incorporation and:

     (i)  a majority  of the current  shareholders  of the class or series to be issued approve the issue;  or

     (ii) there are no outstanding  shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VII: BORROWING POWERS

a)   The Directors may from time to time on behalf of the Corporation:

     (i)  borrow money in such manner and amount,  on such  security,  from such sources and upon such terms and conditions as they think fit,

     (ii) issue bonds,  debentures and other debt obligations either outright or as security for liability or obligation of the  Corporation or another person, and

     (iii)mortgage,  charge,  whether by way of specific or floating charge, and give other security on the  undertaking,  or on the whole or a part of the property and assets of the Corporation (both present and future).

b)   A bond, debenture or other debt obligation of the Corporation may be issued at a discount,  premium or  otherwise,  and with a special  privilege as to redemption,

surrender, drawing, allotment of or conversion into or exchange for  shares  or other  securities,  attending  and  voting  at  shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable  free from equities  between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VIII: FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX: CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X: AMENDMENTS

SECTION 1 - BY SHAREHOLDERS

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.

SECTION 2 - BY DIRECTORS

The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XI: DISCLOSURE OF INTEREST OF DIRECTORS

a)   A Director  who is, in any way,  directly or  indirectly  interested  in an existing or proposed  contract or transaction  with the  Corporation or who holds an office or possesses  property whereby,  directly or indirectly,  a duty or  interest  might be created to conflict with his or her duty or interest as a Director,  shall  declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)   A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

     (i)  a contract or transaction relating to a loan to the Corporation, which a Director or a specified  corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

     (ii) a contract or  transaction  made or to be made with or for the benefit of a holding corporation  or a  subsidiary  corporation  of  which a Director is a director or officer;

     (iii)a contract  by a Director to  subscribe  for or  underwrite  shares or debentures  to be issued by the  Corporation  or a  subsidiary  of the Corporation,  or a contract, arrangement or transaction  in which a Director  is  directly  or  indirectly  interested  if all  the  other Directors are also directly or indirectly  interested in the contract, arrangement or transaction;

     (iv) determining the remuneration of the Directors;

     (v)  purchasing and  maintaining insurance to cover Directors against liability incurred by them as Directors; or

     (vi) the indemnification of a Director by the Corporation.

c)   A Director  may hold an  office or place of  profit  with the  Corporation (other than the office of Auditor of the Corporation) in conjunction  with his or her office of Director for the period and on the terms (as to remuneration  or otherwise) as the Directors may determine.  No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d)   A Director or his or her firm may act in a professional capacity for the Corporation except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)   A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XII: ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The  Corporation  shall,  within  sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually  thereafter on or before the last day of the month in which the anniversary date of incorporation  occurs each year,  file with the Secretary of State a list of its president,  secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business,  and a designation of its resident agent in the state of  Nevada.  Such list shall be certified by an officer of the Corporation.

ARTICLE XIII: INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)   The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment  inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such  corporation,  including an action brought by the  Corporation  or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)   The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of  the  Corporation  (if he is not a full time employee of the Corporation and notwithstanding  that he is  also a  Director),  and his or her  respective heirs and legal  representatives  against all costs,  charges and  expenses incurred by him or them and arising  out of the  functions  assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant  Secretary, on being  appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)   The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.